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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the use of our report dated March 29, 2005 (and to all references to our Firm) included in or made a part of this registration statement.

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM